Exhibit 4.9

2016 RESTATEMENT

NATIONAL FUEL GAS COMPANY TAX-DEFERRED SAVINGS PLAN

AMENDMENT NO. 5

Under Section 11.1 of the National Fuel Gas Company Tax-Deferred Savings Plan (the “Plan”), National Fuel Gas Company reserved the right to modify or amend the Plan. This Amendment No. 5 of the Plan (the “Amendment”) is adopted to reflect union negotiations impacting New York Employees who are members of the International Brotherhood of Electrical Workers, Local 2199 (other than a Special Article XIX Employee), Pennsylvania Employees who are members of International Brotherhood of Electrical Workers, Local 2154-PS, and Employees who are members of the National Conference of Firemen and Oilers District of 32BJ/SEIU, Chapter 22S (which is a successor to the International Brotherhood of Firemen and Oilers, Local 22, intended to be included in this Plan). The changes in this Amendment are effective as of the dates set forth herein.

This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

The Plan is amended in the following respects:

1.       Section 2.l(a) is amended to read, in its entirety, as follows:

Section 2.1     Age and Service Requirements.

(a)    Effective for Plan Years beginning on and after January 1, 2016, an Eligible Employee (other than a Special Article XIX Employee) will become a Participant in the Plan on the first day of the payroll period that begins after the later of (1) his or her completion of one Year of Participation Service for an Eligible Employee and (2) his or her attainment of age 21 or, for the Participants listed on Schedule B (the “Listed Participants”), without regard to the age requirement contained in this section 2.1(a)(2).

Effective February 1, 2017, an Eligible Employee who is a member of the International Brotherhood of Electrical Workers, Locals 2154 (including 2154S) New York union group will become a Participant for purposes of Sections 3.1, 3.2 and 3.3 on the first day of the payroll period that begins after the later of (1) his or her completion of six (6) continuous months of employment by the Company in a position classified by the Company in its payroll system as full-time, and (2) his or her attainment of age 18.

Effective August 1, 2017, an Eligible Employee who is a member of the International Brotherhood of Electrical Workers, Local 2199 New York union group (other than a Special Article XIX Employee) will become a Participant for purposes of Sections 3.1, 3.2 and 3.3 on the first day of the payroll period that begins after the later of (1) his or her completion of six (6) continuous months of employment by the Company in a position classified by the Company in its payroll system as full-time, and (2) his or her attainment of age 18.

Effective February 1, 2018, an Eligible Employee who is a member of the International Brotherhood of Electrical Workers, Local 2154-PS Pennsylvania union group will become a Participant for purposes of Sections 3.1, 3.2 and 3.3 on first day of the payroll period that begins after the later of (1) his or her completion of six (6) continuous months of employment by the Company in a position classified by the Company in its payroll system as full-time, and (2) his or her attainment of age 18.

Effective August 1, 2018, an Eligible Employee who is a member of the National Conference of Firemen and Oilers District of 32BJ/SEIU, Chapter 22S union group (which is a successor to the International Brotherhood of Firemen and Oilers, Local 22, intended to be included in this Plan), will become a Participant for purposes of Sections 3.1, 3.2 and 3.3 on first day of the payroll period that begins after the later of (1) his or her completion of six (6) continuous months of employment by the Company in a position classified by the Company in its payroll system as full-time, and (2) his or her attainment of age 18.

2.       Section 3.2(b) shall be amended to read, in its entirety, as follows:

(b)    Effective February 1, 2017, for the Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the International Brotherhood of Electrical Workers, Locals 2154 (including 2154S) New York union group, the Company Contribution to the Plan will be as follows: 3% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with fewer than six Years of Service as of the most recent Adjustment Date; and 4% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with six or more Years of Service as of the most recent Adjustment Date.

Effective August 1, 2017, for the Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the International Brotherhood of Electrical Workers, Local 2199 New York union group, the Company Contribution to the Plan will be as follows: 3% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with fewer than six Years of Service as of the most recent Adjustment Date; and 4% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with six or more Years of Service as of the most recent Adjustment Date.

Effective February 1, 2018, for the Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the International Brotherhood of Electrical Workers, Local 2154-PS Pennsylvania union group, the Company Contribution to the Plan will be as follows: 3% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with fewer than six Years of Service as of the most recent Adjustment Date; and 4% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with six or more Years of Service as of the most recent Adjustment Date.

Effective August 1, 2018, for the Post-2003 Qualified Participants who are Employees subject to a collective bargaining agreement between the Company and the National Conference of Firemen and Oilers District of 32BJ/SEIU, Chapter 22S union group (which is a successor to the International Brotherhood of Firemen and Oilers, Local 22, intended to be included in this Plan), the Company Contribution to the Plan will be as follows: 3% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with fewer than six Years of Service as of the most recent Adjustment Date; and 4% of the Company Contribution Compensation for that month for each Post-2003 Qualified Participant who has been credited with six or more Years of Service as of the most recent Adjustment Date.

3.       In all other respects, the Plan remains unchanged.

NATIONAL FUEL GAS COMPANY

/s/ akk	By:	/s/ P. M. Ciprich
	Name:	P. M. Ciprich
/s/ MPW	Title:	Senior VP, General Counsel & Secretary
	Date:	April 25, 2018